MPS GROUP, INC. AND SUBSIDIARIES

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of MPS Group, Inc. (the 'Company') on Form 10-K for the period ending December 31, 2002 as amended by the Form 10-K/A filed with the Securities and Exchange Commission on the date hereof (the 'Report'), I, Timothy D. Payne, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 16, 2004                  /s/Timothy D. Payne
                                        Timothy D. Payne
                                        President and Chief Executive Officer